Exhibit 99.1

KORE Reports Fourth Quarter and Full Year 2021 Results

ATLANTA – March 29, 2022 – KORE Group Holdings, Inc. (NYSE: KORE, KORE WS) (“KORE” or the “Company”), a global leader in Internet of Things (IoT) solutions and worldwide IoT Connectivity-as-a-Service (“CaaS”), today reported financial and operational results for the fourth quarter and full year ended December 31, 2021.

“KORE had a great year in 2021,” said Romil Bahl, President & CEO of KORE. “In our 20th year of existence, we not only delivered our highest full-year revenue in the company’s history, we also executed well and achieved several key milestones, including the maturing of our KORE One platform and related IP, the launch of our leading global eSIM product suite named KORE OmniSIM, and our public listing on the NYSE. We have showcased that we can take in stride near-term headwinds related to the 2G and 3G sunsets in the U.S., which is our largest market by far. As we move past these sunsets, and with the Decade of IoT off and running, we have never been more excited about our position as the only pure-play IoT company in the public markets.”

KORE: Company Highlights

•	2021 revenue of $248 million exceeded previously increased guidance of at least $240 million, and exceeded the $219 million forecast in the Company’s go-public financial model.

•	The Company expects 2022 revenue to be in the range of $260 million to $265 million, compared to the Company’s go-public financial model forecast of $238 million.

•	The 2022 revenue outlook increases the Company’s 2021-2022 two-year revenue stack to a range of $508 million to $513 million, or 11% to 12% higher than its go-public forecast of $457 million.

•	KORE continued its eSIM leadership by launching OmniSIMTM Reach and OmniSIM Rush, delivering eUICC-based IoT connectivity through approximately 600+ carriers in 198 countries.

•	The Company launched KORE Developer PortalTM to provide enterprises with the “IoT Building Blocks” needed to create IoT solutions in a self-service environment.

Financial Performance for Fourth Quarter 2021, compared to the same period of 2020:

•	Total revenue increased 11.8% to $64.3 million, compared to $57.5 million.

•	IoT Connectivity revenue decreased 0.9% to $43.2 million, compared to $43.6 million.

•	IoT Solutions revenue increased 51.8% to $21.1 million, compared to $13.9 million.

•	Connected Health revenue increased 44.1% to $25.8 million, compared to $17.9 million.

•	Net loss decreased to $12.0 million, compared to $15.7 million.

•	Adjusted EBITDA, a non-GAAP metric*, was $12.9 million, compared to $13.3 million.

Financial Performance for Fiscal Year ending December 31, 2021, compared to the same period of 2020:

•	Total revenue increased 16.1% to $248.2 million, compared to $213.8 million.

•	IoT Connectivity revenue increased 6.4% to $168.8 million, compared to $158.7 million.

•	IoT Solutions revenue increased 44.4% to $79.4 million, compared to $55.0 million.

•	Connected Health revenue increased 36.5% to $100.2 million, compared to $73.4 million.

•	Net loss decreased to $24.5 million, compared to $35.2 million.

•	Adjusted EBITDA, a non-GAAP metric*, was $59.9 million, compared to $57.8 million.

The table below summarizes our revenue and certain key metrics:

(amounts in thousands USD, except for connections counts)

	Three Months Ended				Full Year Ended
	December 31				December 31
Revenue	2021		2020		2021		2020
IoT Connectivity	$43,214	67.2%	$43,568	75.8%	$168,804	68.0%	$158,748	74.3%
IoT Solutions	21,084	32.8	13,895	24.2	79,413	32.0	55,012	25.7

Total revenue	$64,298	100.0%	$57,463	100.0%	$248,217	100.0%	$213,760	100.0%

Period End Total Connections***	14.6 million		11.8 million		14.6 million		11.8 million
Average Total Connections*** for the Period	14.2 million		11.7 million		13.4 million		10.7 million

Fourth Quarter and Full Year 2021 Key Metrics and Business Successes

•	KORE grew subscriptions to approximately 14.6 million Total Connections***, a year-over-year increase of 23.7%, despite supply chain headwinds and network technology transitions.

•	KORE generated full year revenue of $248.2 million, KORE’s highest ever. The Company reported full year 2021 Adjusted EBITDA, a non-GAAP metric*, of $59.9 million and net loss of $24.5 million.

•

KORE’s Dollar-Based Net Expansion Rate (DBNER***), which measures the combined effect of cross-sales of IoT Solutions to KORE’s existing customers, customer retention and the growth of our existing business, was 122% for the twelve months ended December 31, 2021, compared to 106% for the twelve months ended December 31, 2020.

•

The Company continued momentum in eSIM leadership and launched OmniSIM Reach and OmniSIM Rush – delivering IoT connectivity with remote SIM provisioning to 600+ carriers in 198 countries and shipped approximately 1 million eSIMs in 2021.

•	KORE saw solid growth in the newer IoT Solutions line of business, resulting in 32% of overall revenue in full year 2021, compared to 26% in 2020.

•

The company is accelerating investments in pre-configured solutions for high-growth use cases in the Connected Health and Fleet industries, and in cross-industry, high-bandwidth IoT connectivity solutions.

•

KORE announced the expansion of its IoT Managed Services capacity in Rochester, N.Y., with investment in a new operational facility designed for increased high-touch volume production, and has more recently added a low-touch IoT services center in Westbury, N.Y.

•	KORE was selected by Frost & Sullivan as the winner of the Best Practices Competitive Strategy Leadership Award in the IoT Managed Services category.

•

KORE collaborated with PAWS and Cesar Milan to launch breakthrough pet technology. At Mobile World Congress Americas, PAWS and KORE announced the launch of the Halo Collar, which replaces the need for traditional and electric fences, while providing smart training and activity monitoring for dogs.

•	The Company launched KORE Developer Portal to provide enterprises with ‘IoT Building Blocks’ needed to integrate development resources and tools quickly and efficiently in a self-service environment.

2022 Financial Outlook

For the twelve months ending December 31, 2022, the Company expects:

•	Revenue of $260 million to $265 million, up from the go-public financial model forecast of $238 million.

•	Adjusted EBITDA, a non-GAAP metric*, of $63 million to $64 million, representing a margin of approximately 24%.

“Following an impressive year, we are reiterating our confidence in organically meeting our original revenue forecast for 2022,” Bahl continued. “More importantly, I am confident we can deliver value through our exciting and expanding IoT portfolio of Connectivity, Solutions, and Analytics in an ever-increasingly connected world. We expect the IoT market’s momentum will continue well into the 2030s, fueled by the deployment of 5G infrastructure all over the world and several other market tailwinds.”

*	See “Non-GAAP Financial Measures” and “Reconciliation of Net Loss to EBITDA to Adjusted EBITDA” below for more information.
***	See “Key Metrics” below for definitions.

Conference Call Details

KORE management will hold a conference call today (March 29, 2022) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss its financial results, business highlights and outlook.

President and CEO Romil Bahl and CFO Paul Holtz will host the call, followed by a question-and-answer session.

Webcast: Link

U.S. dial-in: (877) 407-3039

International dial-in: (215) 268-9922

Conference ID: 13726477

The conference call and a supplemental slide presentation to accompany management’s prepared remarks will be available via the webcast link and for download via the investor relations section of the Company’s website at ir.korewireless.com.

For the conference call, please dial-in 5-10 minutes prior to the start time and an operator will register your name and organization, or you can register here. If you have any difficulty with the conference call, please contact Gateway at (949) 574-3860.

About KORE

KORE is a pioneer, leader, and trusted advisor delivering mission critical IoT solutions and services. We empower organizations of all sizes to improve operational and business results by simplifying the complexity of IoT. Our deep IoT knowledge and experience, global reach, purpose-built solutions, and deployment agility accelerate and materially impact our customers’ business outcomes. For more information, visit www.korewireless.com.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.

EBITDA and Adjusted EBITDA

“EBITDA” is defined as net income (loss) before other non-operating expense or income, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for unusual and other significant items that management views as distorting the operating results from period to period. Such adjustments may include stock-based compensation, integration and acquisition-related charges, tangible and intangible asset impairment charges, certain contingent liability reversals, transformation, and foreign currency transaction gains and losses. EBITDA and Adjusted EBITDA are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

We have not provided the forward-looking GAAP equivalents for the forward-looking non-GAAP financial measure Adjusted EBITDA or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items including but not limited to stock-based compensation expense, foreign currency loss or gain and acquisition and integration-related expenses. Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

Key Metrics

KORE reviews a number of metrics to measure our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. The calculation of the key metrics and other measures discussed below may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

Number of Customer Connections

Total Customer Connections or “Total Connections” constitutes the total of all KORE Connectivity services connections, including both CaaS and CEaaS connections, but excluding certain connections where mobile carriers license KORE’s subscription management platform from KORE. Total Connections include the contribution of eSIMs and is the principal measure used by management to assess the performance of the business on a periodic basis.

DBNER

DBNER (Dollar Based Net Expansion Rate) tracks the combined effect of cross-sales of IoT Solutions to KORE’s existing customers, its customer retention and the growth of its existing business. KORE calculates DBNER by dividing the revenue for a given period (“given period”) from existing go-forward customers by the revenue from the same customers for the same period measured one year prior (“base period”). The revenue included in the current period excludes revenue from (i) customers that are non go-forward customers, meaning customers that have either communicated to KORE before the last day of the current period their intention not to provide future business to KORE or customers that KORE has determined are transitioning away from KORE based on a sustained multi-year time period of declines in revenue and (ii) new customers that started generating revenue after the end of the base period. For example, to calculate our DBNER for the trailing 12 months ended December 31, 2021, we divide (i) revenue, for the trailing 12 months ended December 31, 2021, from go-forward customers that started generating revenue on or before December 31, 2020, by (ii) revenue, for the trailing 12 months ended December 31, 2020, from the same cohort of customers. For the purposes of calculating DBNER, if KORE acquires a company during the given period or the base period, then the revenue of a customer before the acquisition but during either the given period or the base period is included in the calculation. Further, it is often difficult to ascertain which customers should be deemed not to be go-forward customers for purposes of calculating DBNER. Customers are not required to give notice of their intention to transition off of the KORE platform, and a customer’s exit from the KORE platform can take months or longer, and total connections of any particular customer can at any time increase or decrease for any number of reasons, including pricing, customer satisfaction or product fit – accordingly, a decrease in total connections may not indicate that a customer is intending to exit the KORE platform, particularly if that decrease is not sustained over a period of several quarters. DBNER would be lower if it were calculated using revenue from non go-forward customers.

As of December 31, 2021, and December 31, 2020, DBNER excludes connections from non go-forward customers, the vast majority of which are connections from Non-Core Customers. KORE defines “Non-Core Customers” to be customers that management has judged to be lost as a result of the integration of Raco Wireless, Wyless and other acquisitions completed during in the 2014-2017 period, but which continue to have some connections (and account for some revenue) each year with KORE. Non-Core Customers are a subset of non go-forward customers.

DBNER is used by management as a measure of growth at KORE’s existing customers (i.e., “same store” growth). It is not intended to capture the effect of either new customer wins or the declines from non go-forward customers on KORE’s total revenue growth. This is because DBNER excludes new customers which started generating revenue after the base period, and also excludes any customers which are non go-forward customers on the last day of the current period. Revenue increases from new customer wins, and a decline in revenue from non go-forward customers are also important factors in assessing KORE’s revenue growth, but these factors are independent of DBNER.

Cautionary Note on Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of revenue and other financial and performance metrics, future capital availability, product and service availability, projections regarding recent customer engagements, projections of market opportunity and conditions and related expectations. These statements are based on various assumptions and on the current expectations of KORE’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of KORE. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; risks related to the rollout of KORE’s business and the timing of expected business milestones; risks relating to the integration of KORE’s acquired companies, including Business Mobility Partners Inc and SIMON IoT LLC, changes in the assumptions underlying KORE’s expectations regarding its future business; the effects of competition on KORE’s future business; and the outcome of judicial proceedings to which KORE is, or may become a party. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that KORE presently does not know or that KORE currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect KORE’s expectations, plans or forecasts of future events and views as of the date of this press release. KORE anticipate that subsequent events and developments will cause these assessments to change. However, while KORE may elect to update these forward-looking statements at some point in the future, KORE specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing KORE’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

KORE Group Holdings, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands USD, except share and per share amounts)

	Three Months Ended		Full Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue
Services	$48,096	$45,732	$187,962	$172,845
Products	16,202	11,731	60,255	40,915

Total revenue	64,298	57,463	248,217	213,760
Cost of revenue
Cost of services	18,450	16,926	69,867	64,520
Cost of products	15,099	10,489	52,357	33,410

Total cost of revenue (exclusive of depreciation and amortization shown separately below)	33,549	27,415	122,224	97,930

Gross profit	30,749	30,048	125,993	115,830

Operating expenses
Selling, general and administrative	25,208	22,976	91,733	72,883
Depreciation and amortization	12,467	13,604	50,414	52,488

Total operating expenses	37,675	36,580	142,147	125,371

Operating loss	(6,926)	(6,532)	(16,154)	(9,541)
Interest expense, including amortization of deferred financing costs, net	7,105	5,134	23,260	23,493
Change in fair value of warrant liability	14	4,003	(5,267)	7,485

Loss before income taxes	(14,045)	(15,669)	(34,147)	(40,519)
Income tax expense (benefit)
Current	(392)	340	177	1,051
Deferred	(1,674)	(282)	(9,871)	(6,369)

Total income tax benefit	(2,066)	58	(9,694)	(5,318)

Net loss attributable to the Company	$(11,979)	$(15,727)	$(24,453)	$(35,201)

Loss per share:
Basic	$(0.17)	$(0.70)	$(1.03)	$(1.96)
Diluted	$(0.17)	$(0.70)	$(1.03)	$(1.96)
Weighted average shares outstanding (in Number):
Basic	72,003,811	31,647,131	41,933,050	31,650,173
Diluted	72,003,811	31,647,131	41,933,050	31,650,173

KORE Group Holdings, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands USD, except share and per share amounts)

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$85,976	$10,321
Accounts receivable, net of allowances for credits and doubtful accounts of $1,800 and $2,804, at December 31, 2021, and 2020, respectively	51,304	40,661
Inventories, net	15,470	5,842
Income taxes receivable	954	—
Prepaid expenses and other receivables	7,448	5,429

Total current assets	161,152	62,253
Non-current assets
Restricted cash	367	372
Property and equipment, net	12,240	13,709
Intangibles assets, net	203,474	240,203
Goodwill	381,962	382,749
Deferred tax assets	—	122
Other long-term assets	407	611

Total assets	$759,602	$700,019

Liabilities, temporary equity and stockholders’ equity
Current liabilities
Accounts payable	$16,004	$22,978
Accrued liabilities	21,311	17,209
Income taxes payable	467	244
Current portion of capital lease obligations	191	856
Deferred revenue	6,889	7,772
Current portion of long-term debt and other borrowings, net	3,326	3,161

Total current liabilities	48,188	52,220
Non-current liabilities
Deferred tax liabilities	36,722	42,840
Due to related parties	—	1,615
Warrant liability	286	15,944
Capital lease obligations	264	508
Long-term debt and other borrowings, net	399,115	298,404
Other long-term liabilities	2,884	4,377

Total liabilities	$487,459	$415,908

KORE Group Holdings, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS - CONTINUED

(In thousands USD, except share and per share amounts)

	December 31, 2021	December 31, 2020
Temporary equity
Series A Preferred Stock; par value $1,000 per share; none authorized, issued and outstanding on December 31, 2021; 7,765,229 shares authorized, and 7,756,158 shares issued and outstanding on December 31, 2020	$—	$77,562
Series A-1 Preferred Stock; par value $1,000 per share; none authorized, issued and outstanding on December 31, 2021; 10,480,538 shares authorized, 7,862,107 shares issued and outstanding on December 31, 2020	—	78,621
Series B Preferred Stock; par value $1,000 per share; none authorized, issued and outstanding on December 31, 2021; 9,090,975 shares authorized, 9,090,975 shares issued and outstanding on December 31, 2020	—	90,910
Series C Convertible Preferred Stock; par value $1,000 per share; none authorized, issued and outstanding on December 31, 2021; 6,872,894 shares authorized, 2,566,186 shares issued and outstanding on December 31, 2020	—	16,802

Total temporary equity	$—	$263,895

Stockholders’ equity
Common stock, voting; par value $0.0001 per share; 315,000,000 shares authorized, 72,027,743 shares issued and outstanding at December 31, 2021; 55,659,643 shares authorized, 30,281,520 shares issued and outstanding at December 31, 2020	$7	$3
Additional paid-in capital	413,646	135,616
Accumulated other comprehensive loss	(3,331)	(1,677)
Accumulated deficit	(138,179)	(113,726)

Total stockholders’ equity	272,143	20,216

Total liabilities, temporary equity and stockholders’ equity	$759,602	$700,019

KORE Group Holdings, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands USD)

For the years ended	December 31, 2021	December 31, 2020	December 31, 2019
Cash flows from operating activities
Net loss	$(24,453)	$(35,201)	$(23,443)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	50,414	52,488	48,131
Intangible asset impairment loss	—	—	3,892
Amortization of deferred financing costs	2,097	2,313	2,063
Amortization of discount on Backstop Notes	424	—	—
Deferred income taxes	(9,871)	(6,178)	(11,419)
Non-cash foreign currency loss	344	233	1,440
Share-based compensation	4,564	1,161	1,682
Provision for doubtful accounts	322	640	905
Change in fair value of warrant liability	(5,267)	7,485	(235)
Settlement gain on carrier commitment liability	—	—	(2,269)
Change in operating assets and liabilities, net of operating assets and liabilities acquired:
Accounts receivable	(11,884)	(6,072)	860
Inventories	(9,875)	(3,027)	(566)
Prepaid expenses and other receivables	(1,700)	(2,020)	169
Accounts payable and accrued liabilities	(8,371)	13,100	(2,458)
Deferred revenue	(805)	1,583	(44)
Income taxes payable	(697)	(34)	(1,158)
Change in minimum carrier commitment liability	—	—	(3,297)

Cash (used in) provided by operating activities	$(14,758)	$26,471	$14,253

Cash flows used in investing activities
Additions to intangible assets	(9,247)	(10,135)	(10,491)
Additions to property and equipment	(4,172)	(1,834)	(2,391)
Acquisition of Integron LLC, net of cash acquired	—	366	(37,488)

Net cash used in investing activities	$(13,419)	$(11,603)	$(50,370)

Cash flows from financing activities
Proceeds from revolving credit facility	25,000	—	8,135
Repayment on revolving credit facility	(25,000)	(8,300)	—
Repayment of term loan	(3,161)	(3,526)	(2,888)

KORE Group Holdings, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands USD)

For the years ended	December 31, 2021	December 31, 2020	December 31, 2019
Repayment of other borrowings – notes payable	(173)	—	—
Proceeds from term loan	—	—	35,000
Proceeds from convertible debt	104,167	—	—
Proceeds from equity portion of convertible debt, net of issuance costs	15,697	—	—
Payment of deferred financing costs	(1,579)	—	(2,089)
Repayment of related party note	(1,538)	—	—
Repurchase of common stock	—	(200)	(80)
Proceeds from CTAC and PIPE financing, net of issuance costs	223,688	—	—
Settlements of preferred shares	(229,915)	—	—
Payment of capital lease obligations	(828)	(692)	(1,080)
Payment of stock option share employee withholding taxes	(2,305)	—	—

Cash provided by/(used in) financing activities	$104,053	$(12,718)	$36,998

Effect of Exchange Rate Change on Cash and Cash Equivalents	(226)	(149)	(162)

Change in Cash and Cash Equivalents and Restricted Cash	75,650	2,001	719
Cash and Cash Equivalents and Restricted Cash, beginning of period	10,693	8,692	7,973

Cash and Cash Equivalents and Restricted Cash, end of period	$86,343	$10,693	$8,692

KORE Group Holdings, Inc. and Subsidiaries

RECONCILIATION OF NET LOSS TO EBITDA TO ADJUSTED EBITDA

(In thousands USD)

	Three Months Ended Dec. 31,		Years Ended Dec. 31,
	2021	2020	2021	2020
Net loss	$(11,979)	$(15,727)	$(24,453)	$(35,201)
Income tax expense (benefit)	(2,066)	58	(9,694)	(5,318)
Interest expense	7,105	5,134	23,260	23,493
Depreciation and amortization	12,467	13,604	50,414	52,488
EBITDA	5,527	3,069	39,527	35,462
Change in FV of warrant liabilities (non-cash)	14	4,003	(5,267)	7,485
Transformation expenses	2,763	1,906	8,937	7,354
Acquisition and integration-related restructuring costs	3,997	2,310	11,287	5,709
Stock-based compensation (non-cash)	—	315	4,564	1,161
Other income tax liability reversal (non-cash)	—	80	—	80
Foreign currency loss (non-cash)	507	1,589	344	233
Other	88	46	478	335

Adjusted EBITDA	$12,896	$13,318	$59,870	$57,819

Contacts

KORE

Media and Investors:

Vik Vijayvergiya

Vice President, Investor Relations

investors@korewireless.com

+1-770-280-0324

or

Investors:

Matt Glover, Alex Thompson

Gateway Group, Inc.

KORE@gatewayir.com

+1-949-574-3860